UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2007

CANTEL MEDICAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-31337	22-1760285
(State or other jurisdiction	(Commission	(IRS Identification
of incorporation)	File Number)	Number)

150 Clove Road, Little Falls, New Jersey	07424
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 890-7220

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities  Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On March 30, 2007, Cantel Medical Corp. (“Cantel”), through its wholly-owned subsidiary Mar Cor Purification, Inc. (“Mar Cor Purification”), acquired the water dialysis business of GE Water & Process Technologies under an Asset Purchase Agreement between GE Osmonics, Inc. (“GE”) and Mar Cor Purification.  In connection with the Asset Purchase Agreement, GE and Mar Cor Purification entered into a Product Supply Agreement dated March 30, 2007 under which GE will continue to supply Mar Cor with key components including RO membrane elements, cartridge filters, membrane housings, pumps and other consumables. The discussion under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 1.01 as if set forth herein.

Item 2.01               Completion of Acquisition or Disposition of Assets

On March 30, 2007, Cantel, through its wholly-owned subsidiary Mar Cor Purification, acquired the water dialysis business of GE Water & Process Technologies under the terms of  an Asset Purchase Agreement between GE Osmonics and Mar Cor. Under the terms of the Asset Purchase Agreement, Mar Cor Purification paid a cash purchase price of  approximately $30.6 million, which is subject to adjustment based primarily upon a final inventory valuation (anticipated to reduce the purchase price by approximately $300,000). The principal assets acquired include inventory, fixed assets, customer lists, brand names and other intangible assets and goodwill. With approximately 1,800 installations in North America, and revenues of approximately $20 million, the acquisition expands Cantel’s water treatment division by 50%, thereby increasing the importance of water purification in Cantel’s infection prevention and control portfolio.

The purchase price was financed primarily through borrowings under Cantel’s existing bank revolving credit facility. The acquisition is expected to be accretive to earnings in the fiscal year ending July 31, 2008, although there can be no assurance in that regard.

On April 1, 2007 the Company issued a press release announcing completion of the acquisition, a copy of which is filed with this Report on Form 8-K as Exhibit 99.1.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

All statements in this Form 8-K that do not directly and exclusively relate to historical facts constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include (but are not limited to) statements as to the expected benefits of the acquisition and to the financial condition of the combined company and other statements that may be identified by the use of the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar expressions. These forward-looking statements represent Cantel’s current intentions, plans, expectations, and beliefs, and are subject to risks, uncertainties, and other factors, many of which are beyond the control of Cantel, that may cause actual results to differ materially. These risk factors include, among other things, the possibility that Mar Cor Purification will not realize the anticipated benefits and synergies of the acquisition; the reliance of the acquired business on a single customer for more than 50% of its revenues and no assurance that Mar Cor Purification will be able to retain such business in whole or in part; ability to maintain or increase prices as market conditions require; difficulties associated with successfully integrating the acquired business into Mar Cor Purification; the possible failure of Mar Cor Purification to retain and hire key executives, technical personnel and other employees; difficulties associated with Cantel managing its growth and the difficulty of successfully managing a larger organization; the possible failure of Mar Cor Purification to successfully manage its changing relationships with customers, suppliers, distributors, and strategic partners; the ability of Mar Cor Purification to compete in highly competitive markets characterized by changing technology; the ability of Mar Cor Purification to maintain customer acceptance of its products by meeting shifting consumer demands and changing requirements; and other factors that could cause actual results, performance or achievements of Cantel or Mar Cor Purification to differ materially from such forward-looking statements. Other factors that could affect Cantel or the combined company’s actual results include risks identified in Cantel’s annual or periodic reports filed with the Securities and Exchange Commission. All of the risk factors included in these filed documents are incorporated herein by reference. The forward-looking statements included in this document are made only as of the date of this document. Cantel disclaims any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

The following exhibits are filed herewith:

2.1           Asset Purchase Agreement dated as of March 30, 2007 between GE Osmonics, Inc. and Mar Cor Purification, Inc.

10.1         Product Supply Agreement dated as of March 30, 2007 between GE Osmonics, Inc. and Mar Cor Purification, Inc.

99.1         Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANTEL MEDICAL CORP.
(Registrant)

	By:	R. Scott Jones
R. Scott Jones,
President and Chief Executive Officer

Date: April 4, 2007